EXHIBIT 23.02

- Consent of Independent Registered Public Accounting Firm -

The Board of Directors

Bank of the Carolinas Corporation:

We consent to the incorporation by reference in the registration statements of Bank of the Carolinas Corporation (the “Company”) (Form S-3, No. 333-148941: Form S-3 No. 333-159934; Form S-8, No. 333-137041; Form S-8 No. 333-148784) of our report dated April 15, 2009, with respect to the Company’s December 31, 2008 consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

March 30, 2011

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